Exhibit 1.1
HERSHA HOSPITALITY TRUST
(a Maryland real estate investment trust)
2,400,000 Shares of 8.00% Series A Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 per share, $0.01 Par Value)
UNDERWRITING AGREEMENT
July 29, 2005

UNDERWRITING AGREEMENT
July 29, 2005
WACHOVIA CAPITAL MARKETS, LLC
UBS SECURITIES LLC,
as Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Ladies and Gentlemen:
          Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters listed on Schedule A attached hereto (the “Underwriters”), an aggregate of 2,400,000 (the “Shares”) of its 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share), $ 0.01 par value (the “Series A Cumulative Preferred Shares”). Wachovia Capital Markets, LLC and UBS Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares (as defined below). The Shares are described in the Prospectus which is referred to below.
          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-113061) including a base prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act and also including any other registration statement filed pursuant to Rule 462(b) under the Act, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day following the date of this Underwriting Agreement (the “Agreement”) (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the American Stock Exchange is open for trading. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or

“supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.
          The Company, Hersha Hospitality Limited Partnership (the “Partnership”) and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters and the Underwriters, acting severally and not jointly, agree to purchase from the Company the Firm Shares in the respective amounts set forth on Schedule A hereto at a purchase price of $24.2125 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of the Firm Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery to the Underwriters of Firm Shares through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on August 5, 2005 (unless another time shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to the Underwriters at the time of purchase in such names and in such denominations as they shall specify.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Underwriters’ Counsel and the address of its New York office, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Shares.
     3. Representations and Warranties of the Company. Each of the representations and warranties made herein with respect to HHMLP (as defined below) are made to the best of the Company’s knowledge, after due inquiry. The Company and the Partnership, jointly and severally, represent and warrant to and agree with the Underwriters that:
     (a) the Company meets the requirements for use of Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree. Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;
     (b) each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Underwriters or on behalf of the Underwriters, specifically for use in the preparation thereof;
     (c) the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, that were or are filed prior to the time of purchase, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (d) the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
     (e) no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (f) as of March 31, 2005, the Company has an authorized and outstanding capitalization as set forth in the Prospectus under the heading “Capitalization” in the column entitled “Actual”; as of the date of this Agreement, the Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; as of the date of this Agreement, the Company has 20,292,631 Common Shares and no Preferred Shares outstanding; and all of the issued and outstanding shares of capital stock or other securities, including (as of the time of purchase) the Series A Cumulative Preferred Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;
     (g) the Company is and at each Closing Date will be the sole general partner of the Partnership; as of the date hereof, the Company owns approximately 87.75% of the units in the Partnership, and the limited partners of the Partnership own, in the aggregate, approximately 12.25% of the units in the Partnership;
     (h) the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
     (i) the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, or results of operation or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);
     (j) the Company has no subsidiaries (as defined in the Act) other than the subsidiaries provided on Schedule B (collectively, the “Subsidiaries”); the Company owns, directly or indirectly, the interests in each of the Subsidiaries as provided on Schedule B; other than the interests in the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity; complete and correct copies of the organizational documents of the Company, the Partnership and the Subsidiaries and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase, except as necessary to consummate the transactions contemplated by this Agreement; each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, the ownership interest of the Company in each Subsidiary are owned by the Company subject to no security interest, other encumbrance or adverse claims; except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and no waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest (“Preferred Units”) of the Partnership need to be obtained in connection with the issuance and sale of the Shares, except for those that have been obtained and delivered in writing to the Representatives before the date hereof;
     (k) the Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;
     (l) the Partnership is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
     (m) Hersha Hospitality Management, L.P. (“HHMLP”) has been duly organized and is validly existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with all requisite partnership power and authority to conduct its business as now conducted and as proposed to be conducted, and to own, lease and operate its properties, as described in the Registration Statement and Prospectus, and is qualified to do business and is in good standing as a foreign limited partnership in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect. HHMLP is not in violation of any provision of its partnership agreement or other governing documents and is not in default or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the consummation by HHMLP of the transactions contemplated herein and in the Registration Statement and Prospectus, except such as may be required by the Act, the Exchange Act, and applicable state securities or blue sky laws;
     (n) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;
     (o) the capital stock of the Company, including the Shares, and the units of the Partnership conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;
     (p) this Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

     (q) neither the Company, the Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except with respect to (ii) as individually or in the aggregate would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or by-laws of the Company or the organizational documents of the Partnership or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Partnership or any of the Subsidiaries;
     (r) during the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $150 million;
     (s) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company or the Partnership of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the American Stock Exchange or National Association of Securities Dealers (the “NASD”);
     (t) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause (a) the Company to issue or sell to it any Series A Cumulative Preferred Shares or shares of any other capital stock or other equity interests of the Company, or (b) the Partnership to issue or sell to it any units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Series A Cumulative Preferred Shares or shares of any other capital stock or other equity interests of the Company, and (iii) except for the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as provided on Schedule C, no person has the right, contractual or otherwise, to cause the Company to register under the Act any Series A Cumulative Preferred Shares or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;
     (u) each of the Company, the Partnership, HHMLP and the Subsidiaries has all necessary licenses, authorizations, franchises, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to so have, file or obtain would not have a Material Adverse Effect; neither the Company, the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
     (v) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;
     (w) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s or Partnership’s knowledge, contemplated to which the Company, the Partnership, HHMLP or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;
     (x) all agreements to which the Company, the Partnership and their respective Subsidiaries are a party, and all agreements between or among the Company, the Partnership or their respective affiliates, on the one hand, and HHMLP, on the other hand, are legal, valid, and binding obligations of the Company, the Partnership, HHMLP and their respective Subsidiaries enforceable in accordance with their respective terms, except where the failure to be legal, valid, binding and enforceable would not, individually or in the aggregate, have a Material Adverse Effect, and except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions;

     (y) KPMG LLP, PricewaterhouseCoopers LLP; Dworken, Hillman, LaMorte & Sterczala, P.C.; Moore Stephens, P.C. and Reznick, Fedder & Silverman, CPAs, PC, whose reports on the consolidated financial statements of the Company, the Partnership and the Subsidiaries or certain material acquisitions reported on Current Reports on Form 8-K were filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, as of the date of such reports, were independent registered accountants as required by the Act;
     (z) the audited financial statements included or incorporated in the Registration Statement and the Prospectus, together with the related notes and schedules, are accurate in all material respects and present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company, the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company, the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;
     (aa) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development reasonably expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Partnership, and the Subsidiaries, taken as a whole, or HHMLP, (ii) except as contemplated by the Prospectus, any transaction which is material to the Company, the Partnership and the Subsidiaries taken as a whole, (iii) except as disclosed in the Prospectus, any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Partnership, HHMLP or the Subsidiaries, which is material to the Company, the Partnership and the Subsidiaries taken as a whole, or HHMLP, (iv) except as disclosed in the prospectus, any material change in the capital stock, ownership interests or outstanding indebtedness of the Company, the Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;
     (bb) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

     (cc) the Company, the Partnership and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except for such as (1) are described in the Prospectus, (2) are related to financings described in the Prospectus, or (3) that would not individually or in the aggregate have a Material Adverse Effect; no person other than the Company and HT/CNL Metro Hotels, L.P. has an option or right of first refusal to purchase all or part of any hotel owned by the Company, the Partnership or the Subsidiaries (the “Hotels”) or any interest therein; each Hotel complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner effect the size of, use of, improvements on, construction on, or access to any of the Hotels, except such proceedings or actions that would not have a Material Adverse Effect;
     (dd) the Company, the Partnership and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); to the Company’s knowledge (i) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s, the Partnership’s, or HHMLP’s, rights in or to any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company or the Partnership of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;
     (ee) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company, the Partnership nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries, and (iii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries;
     (ff) the Company, the Partnership, HHMLP and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s or Partnership’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Partnership, HHMLP or the Subsidiaries under, or to interfere with or prevent compliance by the Company, the Partnership, HHMLP or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Partnership, HHMLP nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (gg) in the ordinary course of its business, the Company, the Partnership, HHMLP and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);
     (hh) all tax returns required to be filed as of the date hereof by the Company, the Partnership, HHMLP and each of the Subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except in any case in which the failure so to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect;
     (ii) commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2005 and thereafter. All statements in the Prospectus regarding the Company’s qualification and taxation as a REIT under the Code are true, correct and complete in all material respects;
     (jj) the Company, the Partnership, HHMLP and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company and the Partnership deem adequate; such insurance insures against such losses and risks to an extent which is in accordance with customary industry practice to protect the Company, the Partnership, HHMLP and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;
     (kk) neither the Company, the Partnership, HHMLP nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood (except as would not, individually or in the aggregate, have a Material Adverse Effect) or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;
     (ll) except as disclosed in the Registration Statement and Prospectus, neither the Company, the Partnership nor HHMLP has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, the Partnership or, to the Company’s knowledge, any other party to any such contract or agreement;
     (mm) except as disclosed in the Prospectus, the Company, the Partnership, HHMLP and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (nn) the Company has established, maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with such rules and any related rules of the Commission or the American Stock Exchange; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;
     (oo) the Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions;
     (pp) the Company has made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;
     (qq) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;
     (rr) neither the Company, the Partnership nor any of the Subsidiaries nor, to the Company’s and the Partnership’s knowledge after due inquiry, any employee or agent of the Company, the Partnership or the Subsidiaries has made any payment of funds of the Company, the Partnership or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;
     (ss) neither the Company, the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company or the Partnership to facilitate the sale or resale of the Shares;
     (tt) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;
     (uu) the common shares of beneficial interest, par value $0.01 per share (the “Common Stock”), of the Company is registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the American Stock Exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock or, once listed, the Shares on the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing;
     (vv) the description of the Company’s, the Partnership’s and the Subsidiaries’ organization and current and proposed method of operation set forth in the base prospectus under the heading “Federal Income Tax Consequences of our Status as a REIT” and in the Prospectus Supplement under the heading “Additional Federal Income Tax Considerations” is an accurate and fair summary of the matters referred to therein;
     (ww) the Company has made available to the Representatives all minutes of the meetings, if any, of the members of Waterford Hospitality Group, LLC, or summaries of actions of recent meetings, if any, for which minutes have not yet been prepared.
          In addition, any certificate signed by any officer of the Company, the Partnership or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, the Partnership or Subsidiary, as the case may be, as to matters covered thereby, to the Underwriters.
     4. Certain Covenants of the Company. The Company and the Partnership hereby agree:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) the Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act not later than 10:00 a.m. (New York City time), on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree) to each of the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
     (c) the Company will advise the Representatives, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) a notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which the Representatives shall object to in writing;
     (d) the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Act;
     (e) if necessary, to file a registration statement pursuant to Rule 462(b) under the Act;
     (f) to advise the Representatives promptly of the happening of any event within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which is reasonably likely to require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Shares is required to be delivered under the Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Representatives or their counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Representatives copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as each such Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law;
     (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than [April 2], 2006;
     (h) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company, the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);
     (i) to furnish to the Underwriters a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Underwriters may reasonably request;
     (j) to furnish to you promptly for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company, the Partnership or the Subsidiaries provided that the obligations of this Section 4(j) shall be deemed satisfied if such filings or reports are timely filed with the Commission and are generally available to the public through EDGAR;
     (k) to furnish to you as early as practicable prior to the time of purchase a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company, the Partnership and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;
     (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

     (m) prior to the time of purchase, the Company will execute and file with the Maryland State Department of Assessments and Taxation (the “SDAT”) the Articles Supplementary (the “Articles Supplementary”) to its Amended and Restated Declaration of Trust establishing the terms of the Series A Cumulative Redeemable Preferred Shares. The Company shall first provide the form of Articles Supplementary to counsel to the Underwriters and shall not file any form of Articles Supplementary to which counsel to the Underwriters has reasonably objected;
     (n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to each Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Shares on the American Stock Exchange, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and the performance of the Company’s and the Partnership’s other obligations hereunder;
     (o) not to (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Series A Cumulative Preferred Shares or Preferred Units or securities convertible into or exchangeable or exercisable for Series A Cumulative Preferred Shares or Preferred Units or warrants or other rights to purchase or otherwise transfer the economic consequences of ownership of Series A Cumulative Preferred Shares or Preferred Units or any other securities of the Company or the Partnership that are substantially similar to Series A Cumulative Preferred Shares or Preferred Units, respectively, or (2) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Series A Cumulative Preferred Shares or Preferred Units or securities convertible into or exercisable or exchangeable for Series A Cumulative Preferred Shares or Preferred Units or other rights to purchase Series A Cumulative Preferred Shares or Preferred Units or any other securities of the Company or the Partnership that are substantially similar to Series A Cumulative Preferred Shares or Preferred Units, respectively, for a period of 30 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement;
     (p) to use its best efforts to cause the Series A Cumulative Preferred Shares to be listed on the American Stock Exchange; and
     (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Series A Cumulative Preferred Shares.
     5. Reimbursement of Underwriter’s Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to a default by the Underwriters in their obligations hereunder, the Company and the Partnership, jointly and severally, shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters’ counsel.
     6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Partnership on the date hereof and at the time of purchase, the performance by the Company and the Partnership of their obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase an opinion of Hunton & Williams LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase and in the form of Exhibits A-1 and A-2.
     (b) The Company shall furnish to you at the time of purchase an opinion of Shah & Byler, counsel for HHMLP, addressed to the Underwriters, and dated the time of purchase and in the form of Exhibit B.
     (c) You shall have received from Waterford Hospitality Group, LLC a representation letter (the “Waterford Representation Letter”) dated no later than the time of purchase in the form and substance satisfactory to the Underwriters.
     (d) You shall have received from KPMG LLP; PricewaterhouseCoopers LLP; Dworken, Hillman, LaMorte & Sterczala; Moore Stephens, P.C. and Reznick Group, PC comfort letters dated the date of this Agreement and the time of purchase and addressed to the Underwriters in the form and substance satisfactory to the Underwriters.
     (e) You shall have received at the time of purchase the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the time of purchase in form and substance satisfactory to you.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.
     (g) Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (h) Between the time of execution of this Agreement and the time of purchase, no material adverse change or any development reasonably expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Partnership and the Subsidiaries taken as a whole shall occur or become known.
     (i) The Company and the Partnership will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, in the case of the Company, and of its general partner, in the case of the Partnership, in the form attached as Exhibit B hereto.
     (j) The Company and the Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as you may reasonably request.
     (k) The Shares shall have been approved for listing on the American Stock Exchange.
     (l) Prior to the time of purchase, the Articles Supplementary shall have been filed and accepted by the SDAT.
     7. Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development reasonably expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Partnership, HHMLP and the Subsidiaries taken as a whole, which would, in the Underwriter’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Partnership shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Partnership under this Agreement (except to the extent provided in Section 8 hereof).
     8. Indemnification and Contribution.
   (a) The Company and the Partnership will indemnify and hold each Underwriter, its directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, or in any application or other document executed by or on behalf of the Company or any Subsidiary or based on written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in the Prospectus a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company and the Partnership will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Shares in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Partnership might otherwise have.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Partnership, each person, if any, who controls the Company and the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and the Partnership and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Partnership to each Underwriter, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.
     (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided, however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Partnership or the Underwriters, then the Company, the Partnership and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Partnership from persons other than the Underwriters, such as persons who control the Company and the Partnership within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Partnership and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this

Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
     (e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or by or on behalf of the Company or the Partnership, or the Company’s officers and directors or any persons controlling the Company or the Partnership, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.
     9. Representations and Agreements to Survive Delivery. All representations, warranties, agreements and covenants of the Company and the Partnership herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or the Partnership or any of their officers, directors, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.
     10. Information Furnished by the Underwriters. The statements set forth under the sections entitled “Dealers’ Compensation” and “Stabilization and Other Transactions” under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 8 hereof.
     11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the time of purchase to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), Wachovia Capital Markets, LLC shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Wachovia Capital Markets, LLC shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
          No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.
          In the event of any such default which does not result in a termination of this Agreement, the Underwriters shall have the right to postpone the time of purchase for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.
     12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: Syndicate Desk, and UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, and, if to the Company or the Partnership shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 148 Sheraton Drive, Box A, New Cumberland, PA 17070, Attention: Ashish R. Parikh.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. The Underwriters and the Company (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) and the Partnership waive all right to trial by jury in any action, proceeding or counterclaim

(whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and/or the Partnership and may be enforced in any other courts to the jurisdiction of which the Company or the Partnership is or may be subject, by suit upon such judgment.
     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Partnership and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.
     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Partnership’s and any of the Underwriters’ respective businesses and/or assets.
[The remainder of the page has been left blank intentionally.]

     If the foregoing correctly sets forth the understanding between the Company, the Partnership and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Partnership and the Underwriters, severally.

Very truly yours,

HERSHA HOSPITALITY TRUST

By:

Title:

HERSHA HOSPITALITY LIMITED PARTNERSHIP

		By:	Hersha Hospitality Trust, its sole general partner

By:

Title:

Accepted and agreed to as of the date first above written, on their behalf and on behalf of each of the several Underwriters named on Schedule A hereto.

WACHOVIA CAPITAL MARKETS, LLC

By:

Title:

UBS SECURITIES LLC

By:

Title:

By:

Title:

Schedule A
UNDERWRITING COMMITMENTS

Number of
Shares to Be
Underwriter	Purchased
Wachovia Capital Markets, LLC	720,000
UBS Securities LLC	720,000
Raymond James & Associates, Inc.	480,000
Robert W. Baird & Co., Incorporated	240,000
Stifel, Nicolaus & Company Incorporated	240,000
Total	2,400,000

A-1

Schedule B
SUBSIDIARIES

STATE OF
NAME OF ENTITY	OWNERSHIP	FORMATION
Hersha Hospitality Trust	NA	MD
Hersha Hospitality Limited Partnership (“HHLP”)	NA	VA
Hersha Hospitality, LLC (“HH LLC”)	100% BY HHLP	VA
Hersha Hospitality Limited Liability Company — Carlisle	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Danville	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Duluth I	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Duluth II	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Hershey	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — New Columbia	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — New Cumberland,	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Newnan	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Peachtree	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — Selinsgrove	100% BY HHLP	DE
Hersha Hospitality Limited Liability Company — West Hanover,	100% BY HHLP	DE
HHLP Valley Forge Associates	99% BY HHLP	PA
1% BY HH LLC
944 Associates	99% BY HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Carlisle
1244 Associates	99% by HHLP	PA

STATE OF
NAME OF ENTITY	OWNERSHIP	FORMATION
1% by Hersha Hospitality Limited Liability Company-New Cumberland
2144 Associates — Hershey	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Hershey
2144 Associates — New Columbia	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-New Columbia
2144 Associates — Selinsgrove	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Selinsgrove
2444 Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-West Hanover
2844 Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company (“HH LLC”)
3044 Associates	99% by HHLP and	PA
1% by HH LLC
3144 Associates	99% by HHLP	PA
1% by HH LLC
3544 Associates	99% by HHLP	PA
1% by HH LLC
5644 Duluth I Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Duluth I
5744 Duluth II Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Duluth II
5844 Newnan Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Newnan
5944 Peachtree Associates	99% by HHLP	PA
1% by Hersha Hospitality Limited Liability Company-Peachtree

STATE OF
NAME OF ENTITY	OWNERSHIP	FORMATION
HT/CNL Metro Hotels, LP	33.33% by HHLP	DE
66.67% by CNL Hospitality Partners, LP
Chelsea Grand East, LLC	100% by HT / CNL Metro Hotels, LP	NY
44 New England Management Company	100% by HHLP	DE
HHM Leasehold Interests, Inc.	99% by Hersha Hospitality Management LP	DE
1% by HHLP
Hersha CNL TRS, Inc.	100% by HT / CNL Metro Hotels, LP	DE
PRA Glastonbury, LLC	40% by HHLP	CT
Hersha PRA TRS, Inc.	40% by HHLP	DE
44 Framingham Associates, LLC	100% by HHLP	MA
44 Hartford Associates, LLC	100% by HHLP	CT
Logan Hospitality Associates, LLC	55% by HHLP	MA
44 Edison Associates, LLC	100% by HHLP	NJ
44 Linden Associates, LLC	100% by HHLP	NJ
Inn America Hospitality at Ewing, LLC	50% by HHLP	NJ
HT Inn America TRS, Inc.	50% by HHLP	DE
Brentwood Greenbelt, LLC	99% by HHLP	VA
1% by Hersha Hospitality Greenbelt, LLC
Hersha Hospitality Greenbelt, LLC	100% by HHLP	VA
44 Greenbelt One, LLC	100% by 44 Greenbelt Two, LLC	DE
44 Greenbelt Two, LLC	100% by 44 New England Management Company	DE
Golden Triangle Greenbelt, LLC	75% by Brentwood Greenbelt, LLC	MD
44 Frederick Associates	99% by 3044 Associates	PA
1% by Hersha Hospitality, LLC
44 Aarti Associates, LP	99% by HHLP	PA
1% by Hersha Hospitality, LLC
44 Laurel Associates, LLC	100% by HHLP	MD
Brisam Hotel, LLC	100% by HHLP	NY
HHLP King of Prussia Associates, LP	99% by HHLP	PA
1% by HHLP King of Prussia, Inc.

STATE OF
NAME OF ENTITY	OWNERSHIP	FORMATION
HHLP Malvern Associates, LP	99% by HHLP	PA
1% by HHLP Malvern, Inc.
HHLP Oxford Valley Associates, LP	99% by HHLP	PA
1% by HHLP Oxford Valley, Inc.
HHLP Wilmington Associates, LP	99% by HHLP	DE
1% by HHLP Wilmington, Inc.
HHLP King of Prussia, Inc.	100% by HHLP	PA
HHLP Malvern, Inc.	100% by HHLP	PA
HHLP Oxford Valley, Inc.	100% by HHLP	PA
HHLP Wilmington, Inc.	100% by HHLP	DE
44 Delaware, LLC	100% by 44 New England Management Company	DE
44 Brookline Hotel, LLC	100% by HHLP	DE
44 Brookline Management, LLC	100% by 44 New England Management Company	DE
Hiren Boston, LLC	49.9% by HHLP Boston One, LLC	MA
HHLP Boston One, LLC	100% by HHLP	MA
South Bay Boston, LLC	49.9% by 44 New England Management Company	MA

Schedule C
HOLDERS OF REGISTRATION RIGHTS
1. All holders of limited partnership units in the Partnership.

C-1

Exhibit A-1
WACHOVIA CAPITAL MARKETS, LLC
UBS SECURITIES LLC,
as Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Re:        Hersha Hospitality Trust — Offering of Series A Preferred Shares
Ladies and Gentlemen:
     We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), in connection with the issuance by the Company of 2,400,000 shares (the “Shares”) of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”), pursuant to the terms of that certain Underwriting Agreement, dated July 29, 2005, 2005, between the Company, Hersha Hospitality Limited Partnership (the “Partnership”) and you, as Underwriters (the “Underwriting Agreement”). This opinion is being delivered at the request of the Company pursuant to Section 6(a) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.
     In our capacity as counsel to the Company and for the purposes of this opinion, we have examined the following documents:
          (a) the Registration Statement on Form S-3 (File No. 333-113061) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 24, 2004, as amended by Amendment No. 1 thereto filed on March 31, 2004 (collectively, the “Registration Statement”);
          (b) the final base prospectus, dated April 2, 2004 (the “Base Prospectus”);
          (c) the final prospectus supplement, dated August ___, 2005 (the “Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”);
          (d) the Underwriting Agreement;
          (e) the Amended and Restated Agreement of Limited Partnership of Hersha Hospitality Limited Partnership (the “Partnership”) dated January 26, 1999 as amended by Amendment No. 1 and Amendment No. 2 thereto (the “Partnership Agreement”);
          (f) the Articles Supplementary designating the Series A Preferred Shares, as certified by the Maryland State Department of Assessments and Taxation as of August ___, 2005 (the “Articles Supplementary”);

Ex.A-1

          (g) the Amended and Restated Declaration of Trust of the Company, as amended, as certified by the Maryland State Department of Assessments and Taxation as of August ___, 2005 (including the Articles Supplementary (the “Declaration of Trust”);
          (h) the Bylaws of the Company, as amended, as certified by the Secretary of the Company as of the date hereof; and
          (i) the Articles of Incorporation and Bylaws of 44 New England Management Company.
     In addition, we have examined the originals (or copies identified to our satisfaction) of such other documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary and appropriate to render the opinions set forth in this letter.
     For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (c) the legal capacity of natural persons, (d) the genuineness of signatures not witnessed by us, (e) the due authorization, execution and delivery of all documents by all parties other than the Company, and (f) the validity, binding effect and enforceability thereof, other than the validity binding effect and enforceability thereof upon the Company, as to which we express our opinion below.
     As to factual matters, we have relied upon representations included in the Underwriting Agreement, upon certificates of officers of the Company, and upon certificates and verbal advice of public officials. Whenever the phrase “to our knowledge” or “known to us” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the substantive representation of the Company without independent investigation. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.
     The law covered by the opinions expressed herein is limited to the federal laws of the United States of America and the laws of the Commonwealth of Virginia, the Maryland REIT Law, Maryland General Corporation Law (the “MGCL”) and, solely with respect to paragraphs 6 and 7 below, the laws of the State of New York.
I.
     Based upon the subject to the foregoing, we are of the opinion that:
          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has full trust power to execute the Underwriting Agreement and enter into the transactions contemplated thereby and to own its properties and conduct its business as described in the Final Prospectus.
          2. The Partnership is a limited partnership duly formed and validly existing under the laws of the Commonwealth of Virginia, with full partnership power and authority to execute the Underwriting Agreement and enter into the transactions contemplated thereby and to own its properties and conduct its business as described in the Final Prospectus.

Ex.A-2

          3. Based solely on a bring down certificate from CT Corporation dated August ___, 2005, the Company is qualified to transact business as a foreign entity and is in good standing under the laws of Pennsylvania.
          4. Based solely on a certificate of short form standing from the New Jersey Department of Treasury, the Partnership is qualified to transact business as a foreign partnership and is in good standing in New Jersey. Based solely on a bring down certificate from CT Corporation dated August ___, 2005, the Partnership is qualified to transact business as a foreign entity and is in good standing under the laws of Pennsylvania.
          5. The Company is the sole general partner of the Partnership.
          6. The Underwriting Agreement has been duly authorized by all necessary trust action and has been duly executed and delivered by the Company.
          7. The Underwriting Agreement has been duly authorized by all necessary partnership action and has been duly executed and delivered by the Partnership.
          8. The execution and delivery of the Underwriting Agreement by the Company and the Partnership does not, and the performance by the Company and the Partnership of the transactions contemplated by the Underwriting Agreement will not:
          (a) violate or constitute a breach under the Declaration of Trust;
          (b) violate or constitute a breach under the Certificate of Limited Partnership of the Partnership or the Partnership Agreement;
          (c) violate or constitute a breach under any agreement that was filed, or the form of which was filed, as a material contract exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 or any Current Report on Form 8-K, or any amendment thereof, filed after January 1, 2005 (the “Material Contracts”);
          (d) violate any laws applicable to the Company or the Partnership or, to our knowledge, any judgment, decree or order binding on the Company or the Partnership or any of their investments or properties; or
          (e) to our knowledge, result in the creation or imposition of any lien, charge, encumbrance on or security interest in, any assets of the Company or the Partnership or any judgment, decree or order binding on the Company or the Partnership or any of their properties or any Material Contract.
          9. The Shares are duly authorized, validly issued, fully paid and nonassessable.
          10. The Articles Supplementary have been duly authorized by all necessary trust action and has been duly executed by the Company and filed with the SDAT and are in full force and effect.

Ex.A-3

          11. The authorized shares of beneficial interest of the Company are as set forth in the line items Preferred shares, Class A common shares and Class B common shares under the caption “Capitalization” in the Prospectus Supplement.
          12. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable.
          13. There are no preemptive or other rights to subscribe for or purchase the Shares arising under the Maryland REIT Law, the MGCL, the Declaration or Bylaws.
          14. The Series A Preferred Shares, including the Shares, have been approved for listing on the American Stock Exchange, subject to final notice of issuance.
          15. The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.
          16. The Prospectus Supplement was filed pursuant to Rule 424(b)(5) within the time period specified under the Act.
          17. No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official is required to be made in connection with the execution, delivery and performance of the Underwriting Agreement by the Company or the Partnership, other than the registration of the shares pursuant to the Act; provided however that the foregoing opinion does not address the state securities or blue sky laws of the various jurisdictions in which the Shares have or are being offered by the Underwriter.
          18. To our knowledge, neither the Company, the Partnership or 44 New England Management Company is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in a breach or violation of, or constitute a default under), its respective declaration of trust, certificate of limited partnership, partnership agreement, articles of incorporation or bylaws, as applicable.
          19. To our knowledge, there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company or the Partnership or any of their respective officers, trustees or properties, which would be required to be described in the Registration Statement or Final Prospectus but are not so described.
          20. The Company is not, and after giving effect to the transactions contemplated by the Underwriting Agreement will not be, an “investment company” or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.
          21. The statements set forth in the Final Prospectus under the captions “Description of Series A Cumulative Redeemable Preferred Shares,” “Description of Shares of Beneficial Interest” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws,” insofar as they purport to constitute a summary of the terms of the Company’s preferred shares of beneficial interest (the “Preferred Shares”) and laws related thereto, fairly summarize such terms and applicable law. The

Ex.A-4

statements set forth in the Final Prospectus Supplement under the caption “Description of Series A Cumulative Redeemable Preferred Shares,” fairly summarize the terms and condition of the Series A Preferred Shares.
          22. To our knowledge, except as disclosed in the Underwriting Agreement, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to us, to cause the Company to register under the Act any capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.
II.
     We have participated in various conferences with the officers and other representatives of the Company and representatives of KPMG LLP, the Company’s independent certified public accountants, and Reznick Group, PC, the Company’s former independent certified public accountants. In some conferences you and your counsel also participated. At those conferences, the contents of the Registration Statement and Final Prospectus and related matters were discussed and revised. Since the dates of those conferences, we have inquired of certain officers whether there has been any material change in the affairs of the Company.
     Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the Securities Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus except as stated in paragraph 21 of Part I above. We do not express any opinion or belief as to the financial statements, related schedules or other financial and statistical information contained or incorporated by reference in the Registration Statement or Final Prospectus. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that (a) in our opinion, the Registration Statement, when it became effective, and the Final Prospectus, as of its date and as of the date hereof, and the filings incorporated by reference in the Registration Statement as of the date they were declared effective, (other than the financial statements and other financial or statistical data included therein or incorporated by reference, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and (b) we do not know of any affiliate transactions, off-balance sheet transactions, or material agreements of a character required to be described in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Further, nothing has come to our attention that leads us to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Final Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading.

Ex.A-5

     We have received telephone confirmation from the Staff of the Commission that the Registration Statement is effective under the Act. Based solely on that telephone confirmation, no stop order proceedings under the Act with respect to the Registration Statement are pending or threatened.
     The foregoing opinion is rendered solely for the benefit of the addressee hereof. No one but the addressee hereof is entitled to rely upon this opinion without our express written consent. Notwithstanding the foregoing, (1) the law firm of Clifford Chance US LLP shall be entitled to rely on this opinion solely with respect to matters of the laws of the Commonwealth of Virginia, the Maryland REIT Law and the Maryland General Corporation Law, and (2) Wachovia Bank, N.A., as transfer agent for the Series A Preferred Shares shall be entitled to relay on this option solely with respect to the matters addressed in paragraphs 1 and 9 of Part I above.
     This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations that may hereafter occur.
     Very truly yours,

Ex.A-6

Exhibit A-2
Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
Wachovia Capital Markets, LLC
UBS Securities LLC
as Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Hersha Hospitality Trust
Qualification as
Real Estate Investment Trust
Ladies and Gentlemen:
     We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-113061) declared effective by the Securities and Exchange Commission (“SEC”) on April 2, 2004 (the “Registration Statement”), with respect to the offer and sale of up to $200,000,000 of the common shares of beneficial interest, preferred shares of beneficial interest, and debt securities of the Company, and the offer and sale pursuant to the Registration Statement of 2,400,000 Series A Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share, of the Company (the “Preferred Shares”) pursuant to a Prospectus Supplement filed with the Registration Statement (the “Prospectus Supplement”). You have requested our opinion regarding certain U.S. federal income tax matters.
     The Company owns, through Hersha Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”), and its subsidiary partnerships and limited liability companies (the “Subsidiary Partnerships”), interests in thirty-six hotels and associated personal property (the “Hotels”). One of the Subsidiary Partnerships, HT/CNL Metro Hotels, L.P., a Delaware limited partnership (the “CNL JV”), is owned 33.333% by the Operating Partnership and 66.667% by CNL Hospitality Partners, L.P., a Delaware limited partnership. Another of the Subsidiary Partnerships, PRA Glastonbury, LLC, a Delaware limited partnership (the “PRA Partnership”), is owned 40% by the Operating Partnership and 60% by a third party. Another of the Subsidiary Partnerships, Logan Hospitality Associates, LLC, a Massachusetts limited liability company (“Logan”), is owned 55% by the Operating Partnership and 45% by third parties. Another of the Subsidiary Partnerships, Inn America Hospitality at Ewing, LLC, a New Jersey limited liability company (“Inn America”), is owned 50% by the Operating Partnership and 50% by a third party. Another of the Subsidiary Partnerships, Hiren Boston, LLC, is 49.9% by a wholly-owned subsidiary of the Operating Partnership and 50.1% by a third party. The Operating Partnership, directly or indirectly, owns all of the equity interests in each of the remaining Subsidiary Partnerships. The Subsidiary Partnerships lease (i) 32 of the Hotels to 44 New

Ex.A-7

England Management Company, a Virginia corporation, a subsidiary of 44 New England, or a partnership of which 44 New England is a partner (collectively, “44 New England”); (ii) one of the Hotels to Hersha CNL TRS, Inc., a Delaware corporation (“Hersha CNL TRS”); (iii) one of the Hotels to Hersha PRA TRS, Inc., a Delaware corporation (“Hersha PRA TRS”); (iv) one of the Hotels to Revere Hotel Group, LLC, a Massachusetts limited liability company (“Revere TRS”); and (v) one of the Hotels to HT Inn America TRS, Inc., a Delaware corporation (“Inn America TRS” and, together with 44 New England, Hersha CNL TRS, Hersha PRA TRS, and Revere TRS, the “TRS Lessees”). The operating lease agreements between each TRS Lessee and the Subsidiary Partnerships (collectively, the “Leases”) are substantially similar. 44 New England is a wholly owned subsidiary of the Operating Partnership, Hersha CNL TRS is a wholly owned subsidiary of the CNL JV, Hersha PRA TRS is a wholly owned subsidiary of PRA Partnership, Revere TRS is owned 99% by Logan and 1% by third parties, and HT Inn America is wholly owned by Inn America. Hersha Hospitality Management, L.P., a Pennsylvania limited partnership (“HHMLP”), operates and manages 35 of Hotels pursuant to substantially similar management agreements or management agreements that have been reviewed by us (collectively, the “HHMLP Management Agreements”), and South Bay Boston Management, Inc. operates and manages one of the Hotels pursuant to a management agreement (together with the HHMLP Management Agreements, the “Management Agreements”).
     In giving this opinion letter, we have examined the following (collectively, the “Reviewed Documents”):
i.	the Company’s Amended and Restated Declaration of Trust, filed on January 15, 1999 with the Department of Assessments and Taxation of the State of Maryland (the “Declaration of Trust”);

ii.	the Articles Supplementary to the Declaration of Trust setting forth the terms of the Company’s Series A Convertible Preferred Shares;

iii.	the Company’s Bylaws;

iv.	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated January 26, 1999 (the “Operating Partnership Agreement”), among the Company, as general partner, and several limited partners;

v.	the First Amendment to the Operating Partnership Agreement dated as of December 31, 1999;

vi.	the Second Amendment to the Operating Partnership Agreement dated as of April 21, 2003;

vii.	the partnership and limited liability company agreements governing the Subsidiary Partnerships (the “Subsidiary Partnership Agreements”);

viii.	the Registration Statement, the prospectus filed as a part of the Registration Statement (the “Prospectus”), and the Prospectus Supplement;

ix.	the Leases;

x.	the Management Agreements;

Ex.A-8

xi.	the taxable REIT subsidiary elections for the TRS Lessees; HHM Leasehold Interests, Inc., a Delaware corporation; HHLP King of Prussia, Inc., a Pennsylvania corporation; HHLP Malvern, Inc., a Pennsylvania corporation; HHLP Oxford Valley, Inc., a Pennsylvania corporation; and HHLP Wilmington, Inc., a Delaware corporation;

xii.	such other documents or agreements as we have deemed necessary or appropriate for purposes of this opinion.
          In connection with the opinion rendered below, we have assumed, with your consent, that:
          1. each of the documents referred to above has genuine signatures, has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;
          2. during its taxable year ending December 31, 2005 and future taxable years, the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), will be true for such years;
          3. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of this opinion that would have the effect of altering the facts upon which the opinions set forth below are based;
          4. the Operating Partnership and each Subsidiary Partnership will be operated in accordance with the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreement, as applicable, and in accordance with the applicable law of the state of formation; and
          5. all of the obligations imposed by or described in the Reviewed Documents have been and will continue to be performed or satisfied in accordance with their terms.
     In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer’s Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.
     Based on the Reviewed Documents, the assumptions set forth above, the representations set forth in the Officer’s Certificate, and the factual matters discussed in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:
          (a) the Company qualified to be taxed as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Code, for its taxable years ended December 31, 1999 through December 31, 2004, and the Company’s organization and current and proposed method of operation will

Ex.A-9

enable it to continue to qualify for taxation as REIT under the Code for its taxable year ending December 31, 2005, and in the future; and
          (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Preferred Shares.
     We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.
     The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.
     The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it speaks only as of the date hereof. This opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
CIRCULAR 230 DISCLOSURE
     TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED HEREIN, AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
          Very truly yours,

Ex.A-10

Exhibit B
Wachovia Capital Markets, LLC
UBS Securities LLC
as Representatives of the Several Underwriters
One Wachovia Center
301 South College Street
Charlotte, NC 28288
RE:     Hersha Hospitality Trust and Underwriting Agreement
Ladies and Gentlemen:
          We have acted as counsel to Hersha Hospitality Management, LP, a Pennsylvania limited partnership (the “Operator”) in connection with the issuance and sale by Hersha Hospitality Trust (the “Company”) of its 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share), $0.01 par value (the “Series A Cumulative Preferred Shares”) pursuant to the Underwriting Agreement between you and the Company dated July 29, 2005 (the “Agreement”).
          In connection with this opinion, we have examined the Operator’s certificate of formation and organizational documents and such other documents of the Operator, as we deemed necessary to render this opinion. We have also examined the Agreement, Prospectus and the Registration Statement in connection with the sale of the Company’s Series A Cumulative Preferred Shares. We also examined such other documents and records as we felt were necessary to render this opinion.
          As to certain factual matters relevant to this opinion, we have relied upon the representations and warranties of the Operator set forth in the Agreement for the truth, accuracy and completeness of the matters stated therein without conducting any independent investigation. However, we have no actual knowledge that the matters stated herein on which we have relied are inaccurate. We also have relied upon the certification of governmental officials with respect to the good standing of the Operator in the Commonwealth of Pennsylvania. In addition, we have assumed and relied upon the accuracy, completeness, authenticity and genuineness of all documents and certificates examined and all signatures thereon, other than those of the Operator.
          The opinions expressed herein are based upon our review of the Agreement, and the other documents listed above, which has been conducted with the Operator. Other than a review of such documents, we have not reviewed any other documents or made any independent investigation in rendering this opinion. Our opinion is therefore qualified in all respects by the scope of that document examination and we make no representation as to the sufficiency of our investigation for your purposes. Any opinion expressed “to our knowledge” is made on the basis of our actual knowledge only, obtained during the course of our representation of the Operator and the Company in the transactions contemplated by the Agreement.
          Based upon the foregoing, we are of the opinion that:

Ex.B-1

          I. The Operator has been duly formed and is validly existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with the partnership power and authority to conduct its business as described in the Prospectus. The Operator is not in violation of any provision of its certificate of limited partnership, partnership agreement or other governing documents. The Operator is not in default under or in breach of, or subject to any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which the Operator is a party or by which any of its properties is bound, except as disclosed in the Prospectus.
          II. The Operator owns, possesses or has obtained such permits as are necessary to own or lease the properties owned by the Company or its subsidiaries and to carry on its businesses in the manner described in the Prospectus; the Operator has fulfilled and performed all of its obligations with respect to all such permits, and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation or modification thereof or would result in any other impairment of the rights of the holder of any such permit to the extent the same would have a material adverse effect on the Operator.
          III. The execution, delivery, and performance of the Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus, do not and will not:
          A. violate or constitute a breach of or default under the certificate of limited partnership, partnership agreement or other governing documents of the Operator;
          B. result in a breach of, or constitute a default under, any contract that was filed, or the form of which was filed, as an exhibit to the Registration Statement;
          C. to our knowledge, violate any applicable statute, rule or regulation, order of any court or any federal, state, or local governmental authority or agency binding on the Company or the Operator or any of their respective businesses, investments, properties, assets or hotels;
          D. to our knowledge, result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of any of the Company or the Operator.
          IV. To our knowledge, the Operator is not in violation of, or in default with respect to, any statute, rule, regulations, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a materially adverse effect on the financial position, results of operations, or business of the Operator.
          V. To our knowledge, neither the Company nor any of the subsidiaries is in material breach or material violation of or in material default under (nor has any event occurred which with notice, lapse of time, or both would result in any material breach or material violation of, or constitute a material default under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected;

Ex.B-2

          VI. To our knowledge, except as described in the Prospectus, there is not pending, threatened or contemplated, any action, suit, proceeding, inquiry or investigation before or by any court or any federal, state or local governmental authority or agency to which the Operator or any of its officers, directors or partners are or may be a party, or to which any of the properties, assets or rights of any such entity or person may be subject, which, if determined adversely to the Operator, (A) could reasonably be expected to have a material adverse effect on the financial position, results of operations, business or material assets of the Operator, or (B) that could reasonably be expected to adversely affect the consummation of the transactions contemplated by the Agreement.
          VII. The statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents are accurate in all material respects, and present fairly the information required to be shown, provided that we provide no opinion with respect to information contained in the Prospectus under the headings “CNL Strategic Alliance”, “Operating Partnership Agreement”, and “Description of Shares of Beneficial Interest” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws.”
          We are furnishing this letter to you solely for your benefit and that of your successors and assigns in connection with the transactions referred to in the Agreement and this letter may not be used, circulated to, quoted, or otherwise relied upon by, any other party or used in any other context.
          These opinions pertain to the laws and facts existing on the date hereof. We are not obligated to revise these opinions to account for the occurrence of any subsequent events.
          Very truly yours,
          SHAH BYLER, LLP

Ex.B-3

Exhibit C
OFFICERS’ CERTIFICATE
1.	The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Act.
2.	They have reviewed the Registration Statement and the Prospectus.
3.	The representations and warranties of the Company and the Partnership as set forth in this Agreement are true and correct as of the time of purchase.
4.	The Company and the Partnership have performed all of their obligations under this Agreement as are to be performed at or before the time of purchase.
5.	The conditions set forth in paragraphs (f) and (g) of Section 6 of this Agreement have been met.

Ex.C-1